SECURITES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K



               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



                         Date of Report:  June 3, 1998



                          COMPAQ COMPUTER CORPORATION
            (Exact name of Registrant as specified in its charter)



           Delaware                     1-9026            76-0011617
(State or other jurisdiction of      (Commission       (I.R.S. Employer
 incorporation or organization)      File Number)     Identification No.)




                      20555 SH 249, Houston Texas  77070
                         (Address, including zip code,
                 of Registrant's principal executive offices)



      Registrant's telephone number, including area code:  (281) 370-0670

Item  5.  Other  Events.

     The Registrant's news release dated June 3, 1998, with respect to the termination of the Federal Trade Commission's review of the Registrant's pending acquisition of Digital Equipment Corporation is attached.



                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


June  3,  1998                                  COMPAQ  COMPUTER  CORPORATION


                                                     /s/ Earl L. Mason
                                                -------------------------------
                                                Earl L. Mason
                                                Senior Vice President and Chief
                                                Financial Officer
                                                (as authorized officer and as
                                                principal financial officer)

COMPAQ  COMPUTER  CORPORATION       P.O.  BOX  692000              NEWS RELEASE
PUBLIC  RELATIONS  DEPARTMENT       HOUSTON, TEXAS 77269-2000
                                    TEL  281-514-0484
                                    FAX  281-514-4583

                                    HTTP://WWW.COMPAQ.COM



[LOGO OF COMPAQ COMPUTER CORPORATION APPEARS HERE]
[LOGO OF DIGITAL EQUIPMENT CORPORATION APPEARS HERE]


FOR IMMEDIATE RELEASE
---------------------



    FEDERAL TRADE COMMISSION CLEARS COMPAQ'S PENDING ACQUISITION OF DIGITAL


HOUSTON, June 3, 1998 -- Compaq Computer Corporation (NYSE: CPQ) and Digital Equipment Corporation (NYSE: DEC) today announced that the Federal Trade Commission has closed its review of Compaq's pending acquisition of Digital and that the waiting period under the Hart-Scott-Rodino Act has been terminated.

     The transaction is subject to approval by holders of two-thirds of Digital's common stock. A special meeting of shareholders will be held at 11 a.m. on June 11, 1998, at the Westford Regency Inn in Westford, Massachusetts. Shareholders of record as of May 4, 1998, are entitled to vote at the special meeting.

     Subject to receipt of shareholder approval and satisfaction of other customary conditions, Compaq and Digital currently expect the transaction to close shortly after the special meeting.

COMPANY  BACKGROUNDS

     Compaq Computer Corporation, a Fortune 100 company, is the fifth largest computer company in the world and the largest global supplier of personal computers, delivering useful innovation through products that connect people with people and people with information. The company is an industry leader in environmentally friendly programs and business practices. Compaq is strategically organized to meet the current and future needs of its customers, offering Internet and enterprise computing solutions, networking products, commercial PC products and consumer PCs. As the leader in distributed enterprise solutions, Compaq has shipped over a million servers. In 1997, the company reported worldwide sales of $24.6 billion. Compaq products are sold and supported in more than 100 countries through a network of authorized Compaq marketing partners. Customer support and information about Compaq and its products can be found at http://www.compaq.com or by calling 1-800-OK-COMPAQ. Product information and reseller locations can be obtained by calling 1-800-345-1518.

      Digital Equipment Corporation, recognized for product and service excellence, is a leading supplier of high-performance, Web-based computing solutions, which help enterprises compete in the global marketplace. Digital gives its customers a winning Internet advantage through a comprehensive portfolio of Internet solutions based on award-winning systems, advanced networking infrastructure, innovative software, and industry applications - including those from its business partners. The expertise and experience of Digital employees help customers plan, design, implement, manage and support Internet solutions in countries throughout the world. For the latest company information, visit Digital on the World Wide Web at http://www.digital.com and/or http://www.newsdesk.com.

                            #          #          #

Compaq, Registered U.S. Patent and Trademark Office. Product names mentioned herein may be trademarks and/or registered trademarks of their respective companies.

Digital  is  a  registered  trademark  of  Digital  Equipment  Corporation.

For further editorial information, contact:
Compaq Computer Corporation     Jim Finlaw      281-514-6137
                                jim.finlaw@compaq.com

Miller/Shandwick Technologies   Mark Ostermann  281-514-5893
                                mark.ostermann@compaq.com

Digital Equipment Corporation   Dan Kaferle     978-493-2195
                                dan.kaferle@digital.com

For investor information, contact:
Compaq Investor Relations       281-514-9549 or 800-433-2391
Digital Investor Relations      978-493-7182